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                                                                    EXHIBIT 23.3


The Board of Directors
HomeSide, Inc.:

     We consent to the inclusion of our report dated March 17, 1995 in this Registration Statement on Form S-4. Our report refers to a change to the asset and liability method of accounting for income taxes. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          KPMG Peat Marwick LLP

San Antonio, Texas

August 2, 1996